Exhibit 99.1


            STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
                PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
                CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

               I, Kenneth K. Wolff, state and attest that:

               (1) To the best of my knowledge, based upon a review of the covered reports of ATA Holdings Corp., formerly Amtran, Inc., and, except as corrected or supplemented in a subsequent covered report:

                    o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

                    o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

               (2) I have reviewed the contents of this statement with the Company's audit committee.

               (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

                    o Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 29, 2002, of ATA Holdings Corp.;

                    o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of ATA Holdings Corp. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

                    o    any amendments to any of the foregoing.


 /s/ Kenneth K. Wolff                           Subscribed and sworn to
---------------------
Kenneth K. Wolff                                before me this 12 day of
Executive Vice                                  August 2002.
President and Chief
Financial Officer                               /s/ Patricia R. Villars
                                                -------------------------------
                                                Notary Public

                                                My Commission Expires:
August 12, 2002                                 January 11, 2008
-------------